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                                                                    EXHIBIT 99.3

                      AMENDMENT TO STOCK OPTION AGREEMENT

         This Amendment to Stock Option Agreement dated as of November 28, 1994 (this "Amendment"), is by and between Panhandle Eastern Corporation, a Delaware corporation ("PEC"), and Associated Natural Gas Corporation, a Delaware corporation ("ANGC").

         WHEREAS, the parties hereto are parties to that certain Stock Option Agreement dated as of October 9, 1994 (the "PEC Option Agreement");

         WHEREAS, the parties hereto, together with Panhandle Acquisition Two, Inc., a Delaware corporation and wholly owned subsidiary of PEC, are parties to that certain Agreement and Plan of Merger dated as of October 9, 1994 (the "Merger Agreement");

         WHEREAS, pursuant to Section 8.4 of the PEC Option Agreement, the parties desire to amend the PEC Option Agreement;

         WHEREAS, pursuant to the terms of the Merger Agreement, the parties thereto are, as of the date hereof, entering into an amendment to the Merger Agreement (which Merger Agreement, as amended by such amendment, is referred to herein as the "Amended Merger Agreement"); and

         WHEREAS, the respective Boards of Directors of each of the parties have approved this Amendment;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms used in this Amendment without definition are defined in the PEC Option Agreement and are used herein with the same meanings ascribed to such terms in the PEC Option Agreement.

         2. Section 1 of the PEC Option Agreement is hereby amended by deleting the second sentence thereof and substituting in its place the following sentence:

         "As used herein, the term "Exercise Price" shall mean $39.00 per share; provided, however, if as of the Exercise Date the Closing Price (as defined below) is more than $2.00 in excess of the Exercise Price, then the Exercise Price shall be increased to an amount equal to the Closing Price less $2.00."

         3. All references to the Merger Agreement contained in the PEC Option Agreement shall, unless the context otherwise requires, be deemed to be references to





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the Amended Merger Agreement.

         4. The PEC Option Agreement, as amended by this Amendment, shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                           PANHANDLE EASTERN CORPORATION



                                           By: /s/ Paul M. Anderson
                                              _______________________________


                                           ASSOCIATED NATURAL GAS CORPORATION



                                           By:  /s/ Donald H. Anderson
                                              _______________________________




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